Exhibit 99.(a)(1)

MASTER INVESTMENT PORTFOLIO

Second Amended and Restated Agreement and Declaration of Trust

November 17, 2006

MASTER INVESTMENT PORTFOLIO

Second Amended and Restated Agreement and Declaration of Trust

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MASTER INVESTMENT PORTFOLIO

Second Amended and Restated Agreement and Declaration of Trust

TABLE OF CONTENTS

(continued)

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MASTER INVESTMENT PORTFOLIO

Second Amended and Restated Agreement and Declaration of Trust

THIS SECOND AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST, made this 17th day of November, 2006, by each of the undersigned Trustees (hereinafter, together with any additional and successor trustees, referred to as the “Trustees”).

W I T N E S S E T H :

WHEREAS, the Trustees desire to amend and restate further the Amended and Restated Agreement and Declaration of Trust, made January 3, 1994, as amended to the date hereof, in order to reflect the provisions set forth herein; and

WHEREAS, the Trustees have agreed to manage all property coming into their hands as trustees of a Delaware statutory trust in accordance with the provisions hereinafter set forth; and

NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities and other assets, which they may from time to time acquire in any manner as Trustees hereunder in trust to manage and dispose of the same upon the following terms and conditions for the pro rata benefit of the holders from time to time of Interests, in this Trust as hereinafter set forth.

ARTICLE I

Name and Definitions

Section 1 Name. This Trust shall be known as Master Investment Portfolio.

Section 2 Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

“1940 Act” refers to the Investment Company Act of 1940, and the rules and regulations thereunder, all as amended from time to time.

“Adjusted Book Capital Account Deficit” means, with respect to any Interestholder, the deficit balance, if any, in such Interestholder’s Book Capital Account as of the end of any fiscal year and after giving effect to the following adjustments: (i) credit to such Book Capital Account any amounts which such Interestholder is obligated or treated as obligated to restore with respect to any deficit balance in such Book Capital Account pursuant to Regulations section 1.704-1(b)(2)(ii)(c), or is deemed to be obligated to restore with respect to any deficit balance pursuant to the penultimate sentences of Regulations sections 1.704-2(g)(1) and 1.704-2(i)(5); and (ii) debit to such Book Capital Account the items described in Regulations sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6). The foregoing definition of Adjusted Book Capital Account Deficit is intended to comply with the requirements of the alternate test for economic effect contained in Regulations section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“By-Laws” means the By-Laws of the Trust, as amended from time to time.

“Book Capital Account” means, with respect to any Interestholder, the capital account maintained for such Interestholder with respect to a Series in accordance with Article VI of this Declaration of Trust.

“Business Day” means each day that the New York Stock Exchange is open for business; provided, that with respect to any Series, the Trustees may change which days are considered Business Days for that Series.

“Class” or “class of Interests” refers to the division of Interests in any Series into two or more classes as provided in Article III, Section 1 hereof.

“Code” means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

“Commission” means the Securities and Exchange Commission and any governmental authority succeeding to its jurisdiction over investment companies.

“Declaration of Trust” means this Second Amended and Restated Agreement and Declaration of Trust, as amended or restated from time to time.

“Delaware Act” means the Delaware Statutory Trust Act, 12 Del.C. ss. 3801, et seq.

“Gross Asset Value” means, with respect to any asset of a Series, such asset’s adjusted basis for federal income tax purposes, except that (i) in the case of an asset contributed to a Series by any Interestholder, Gross Asset Value means the gross fair market value of such asset at the time of contribution determined in accordance with the valuation methods set forth in the Trust’s then-current Registration Statement, and (ii) the Gross Asset Value of all assets of a Series shall be adjusted to equal their respective gross fair market values as of the Valuation Time each Business Day in accordance with the valuation methods set forth in the Trust’s then-current Registration Statement, or as otherwise determined by the Trustees.

“Interests” means the proportionate non-transferable interests into which the beneficial interest in the Trust shall be divided from time to time or, if more than one Series or class of Interests is authorized by the Trustees, the proportionate non-transferable interests into which each Series or class of Interests shall be divided from time to time.

“Interestholder” means a record owner of Interests in the Trust.

“Manager” means the person or persons engaged by the Trustees pursuant to Article IV, Section 3.

“Net Profit” and “Net Loss” means in the case of each Series the taxable income or loss, as the case may be, of such Series determined in accordance with Code section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(i) Any income of a Series that is exempt from federal income tax and not otherwise taken into account in computing Net Profit or Net Loss shall be added to such taxable income or loss;

(ii) Upon the adjustment of the Gross Asset Value of an asset of a Series to equal its gross fair market value pursuant to the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain (if such adjustment increases the Gross Asset Value of the asset) or loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset for purposes of computing Net Profit or Net Loss;

(iii) Gain or loss resulting from any disposition of any Trust asset where such gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the asset disposed of, notwithstanding that the adjusted basis of such asset differs from its Gross Asset Value;

(iv) Any expenditures of a Series described in Code section 705(a)(2)(B) or treated as Code section 705(a)(2)(B) expenditures pursuant to section 1.704-1(b)(2)(iv)(i) of the Regulations, and not otherwise taken into account in computing Net Profit or Net Loss, shall be subtracted from such income or loss;

(v) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Article VI, Section 4 shall not be taken into account in computing Net Profit or Net Loss.

“Percentage Interest” means, with respect to any Interestholder for any Series as of any day the ratio (expressed as a percentage) of such Interestholder’s Book Capital Account with respect to such Series as of the close of business on the preceding Business Day to the aggregate Book Capital Accounts of all Interestholders as of the close of business on such preceding Business Day, such Book Capital Accounts to be determined after giving effect to all allocations, contributions and distributions through the close of business on such preceding Business Day.

“Person” means an individual or any corporation, partnership, joint venture, trust or other entity that acts as a legal person.

“Registration Statement” means the registration statement of the Trust filed with the Commission under the 1940 Act (No. 811-08162).

“Regulations” means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Series” or “Series of Interests” refers to the one or more separate Series of the Trust into which the assets and liabilities of the Trust may be divided as provided in Article III representing separate investment portfolios of the Trust and the Interests of the Trust representing the beneficial interest of Interestholders in such Series.

“Trust” refers to the Delaware statutory trust (formerly known as a Delaware business trust) established by the Declaration of Trust, as amended from time to time.

“Trust Property” means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of one or more of the Trust or any Series, or the Trustees on behalf of the Trust or any Series.

“Valuation Time” means, with respect to any Series, the close of regular trading on the New York Stock Exchange or such other time each Business Day as the Trustees may establish for valuing the assets of such Series and allocating Net Profit and Net Loss of the Series to the Interestholders in that Series.

ARTICLE II

Purposes of Trust

This Trust is formed for the following purpose or purposes:

(a) to conduct, operate and carry on the business of an investment company;

(b) to subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, lend, lease, purchase or write options on, exchange, distribute or otherwise dispose of and deal in and with securities and other financial instruments or transactions of every nature, kind, character, type and form, including, without limitation of the generality of the foregoing, all types of stocks, shares, futures contracts, bonds, debentures, notes, bills and other negotiable or non-negotiable instruments, obligations, evidences of interest, certificates of interest, certificates of participation, certificates, interests, evidences of ownership, guarantees, warrants, options, or evidences of indebtedness issued or created by or guaranteed as to principal and interest by any state or local government or any agency or instrumentality thereof, by the United States Government or any agency, instrumentality, territory, district or possession thereof, by any foreign government or any agency, instrumentality, territory, district or possession thereof, by any corporation organized under the laws of any state, the United States or any territory or possession thereof or under the laws of any foreign country, bank certificates of deposit, bank time deposits, bankers’ acceptances, commercial paper, securities issued by investment companies and unit investment trusts and other pooled investment entities, derivative contracts and instruments based on indexes, securities, commodities, currencies, forward foreign currency exchange contracts and other contracts for the purchase or sale of currencies or any other asset or instrument of economic value; to pay for the same in cash or by the issue of Interests, including reacquired Interests, bonds or notes of the Trust or otherwise; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more persons, firms, associations or corporations to exercise any of said rights, powers and privileges in respect of any said instruments;

(c) to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Trust;

(d) to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, and otherwise deal in, Interests, and to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Interests any funds or other assets of the appropriate series or class of Interests, whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the laws of the State of Delaware;

(e) to conduct its business, promote its purposes, and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all States of the United States of America, in the District of Columbia, and in any other parts of the world; and

(f) to do all and everything necessary, suitable, convenient, or proper for the conduct, promotion, and attainment of any of the businesses and purposes herein specified or which at any time may be incidental thereto or may appear conducive to or expedient for the accomplishment of any of such businesses and purposes and which might be engaged in or carried on by a statutory trust organized under the Delaware Act, and to have and exercise all of the powers conferred by the laws of the State of Delaware upon a Delaware statutory trust.

The foregoing provisions of this Article II shall be construed both as purposes and powers and each as an independent purpose and power.

ARTICLE III

Beneficial Interests

Section 1 Interests. The Interests of the Trust are non-transferable and shall be issued in one or more Series as the Trustees may, without Interestholder approval, authorize. Each Series shall be separate from all other Series in respect of the assets and liabilities allocated to that Series and shall represent a separate investment portfolio of the Trust. The beneficial interest in each Series at all times shall be divided into Interests, each of which shall, except as provided in the following sentence, represent a proportionate interest in the Series with each other Interest of the same Series, none having priority or preference over another. The Trustees may, without Interestholder approval, divide Interests of any Series into two or more classes, Interests of each such class having such preferences and special or relative rights and privileges (including conversion rights, if any) as the Trustees may determine. The number of Interests authorized shall be unlimited, subject to Article III, Section 7.

All consideration received by the Trust for the issue or sale of Interests of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held and accounted for separately from the other assets of the Trust and of every other Series and may be referred to herein as “assets of” that Series. The assets of a particular Series shall belong to that Series for all purposes, and to no other Series, subject only to the rights of creditors of that Series. In addition, any assets, income, earnings, profits or funds, or payments and proceeds with respect thereto, which are not readily identifiable as belonging to any particular Series shall be allocated by the Trustees to one or more of the Series as assets of such Series in such manner as the Trustees, in their sole discretion, deem fair and equitable. Each such allocation shall be conclusive and binding upon the Interestholders of all Series for all purposes. The assets of a particular Series shall be so recorded upon the books of the Trust, and shall be held by the Trustees in trust for the benefit of the holders of Interests of that Series.

The assets of each particular Series shall be charged with the liabilities of that Series and all expenses, costs, charges and reserves attributable to that Series. Any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series shall be allocated and charged by the Trustees to one or more of the Series as liabilities of such Series in such manner as the Trustees in their sole discretion deem fair and equitable. Each such allocation shall be conclusive and binding upon the Interestholders of all Series for all purposes. Without limitation of the foregoing provisions of this Section, but subject to the right of the Trustees in their discretion to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of any other Series. Notice of this limitation on inter-Series liabilities has been set forth in the certificate of trust of the Trust filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act, and upon the giving of such notice in the certificate of trust, the statutory provisions of Section 3804 of the Delaware Act relating to limitations on inter-Series liabilities (and the statutory effect under Section 3804 of setting forth such notice in the certificate of trust) became applicable to the Trust and each Series. Every note, bond, contract or other undertaking issued by or on behalf of a particular Series may include a recitation limiting the obligation represented thereby to that Series and its assets. No Interestholder or former Interestholder of any Series shall have a claim on or any right to any assets allocated or belonging to any other Series.

The establishment and designation of any Series or of any class of Interests of any Series shall be effective upon the adoption of a resolution by a majority of the Trustees setting forth such establishment and designation and the relative rights and preferences of the Interests of such Series or class, whether directly in such resolution or by reference to, or approval of, another document that sets forth such relative rights and preferences of the Interests of such Series including, without limitation, the Registration Statement. At any time that there are no Interests outstanding of any particular Series or class previously established and designated, the Trustees may by an instrument executed by a majority of the Trustees (or by an instrument executed by an officer of the Trust pursuant to the vote of a majority of the Trustees) abolish that Series or class and the establishment and designation thereof. Each instrument establishing and designating any Series or class shall have the status of an amendment to this Declaration of Trust.

Section 2 Non-Transferability. An Interestholder may not transfer, sell or exchange Interests of the Trust, except to the Trust or in connection with a reorganization or merger or similar transaction with respect to the Trust or any Series thereof. Notwithstanding the foregoing, an Interestholder may assign its right to receive dividends, distributions or other allocations of income or property from the Trust, but such assignment will not result in a change of ownership of the Interestholder’s Interests of the Trust.

Section 3 Ownership of Interests. The ownership of Interests will be recorded in the books of the Trust or a transfer agent. The record books of the Trust or any transfer agent, as the case may be, shall be conclusive as to who are the holders of Interests of each Series and class and as to the Percentage Interests of each Series and class held from time to time by each. No certificates certifying the ownership of Interests need be issued except as the Trustees may otherwise determine from time to time.

Section 4 Issuance of Interests. The Trustees are authorized subject to applicable provisions of the Delaware Act and the 1940 Act:

(a) from time to time to issue or authorize the issuance of Interests and to fix the price or the minimum price or the consideration (in cash and/or such other property, real or personal, tangible or intangible, as from time to time they may determine) or minimum consideration for such Interests, all without action or approval of the Interestholders. Interests so issued shall be validly issued, fully paid and nonassessable;

(b) to issue Interests pro rata to the Interestholders of a Series at any time for no consideration as a dividend, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any classes of Interests of that Series, and any dividend to the Interestholders of a particular class of Interests shall be made to such Interestholders pro rata in proportion to the relative Percentage Interests of such class held by each of them, notwithstanding anything herein to the contrary;

(c) to classify or re-classify any unissued Interests or Interests previously issued and reacquired of any Series or class thereof into one or more Series or classes thereof that may be established and designated from time to time; and

(d) to hold and re-issue for such consideration and on such terms as they may determine, or cancel, in their discretion from time to time, any Interests of any Series or class thereof reacquired by the Trust.

Section 5 No Preemptive or Appraisal Rights; Derivative Suits. Interestholders shall have no preemptive or appraisal or other right to subscribe for any additional Interests or other securities issued by the Trust. Interestholders shall have no right to demand payment for their Interests or any other rights of dissenting shareholders in the event the Trust participates in any transaction which would give rise to appraisal or dissenters’ rights by a shareholder of a corporation organized under the General Corporation Law of the State of Delaware, or otherwise. No action may be brought by an Interestholder on behalf of the Trust unless Interestholders owning not less than 10 percent of the then outstanding Interests of the Trust join in the bringing of such action. No action may be brought by an Interestholder on behalf of any Series of the Trust unless Interestholders owning not less than 10 percent of the then outstanding Interests of such Series join in the bringing of such action.

Section 6 Status of Interests and Limitation of Personal Liability. Interests shall be deemed to be personal property having only the rights provided in this instrument. Every Interestholder by virtue of having become an Interestholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The death of an Interestholder during the continuance of the Trust shall not operate to terminate the same nor entitle the representative of any deceased Interestholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to the rights of said decedent under this Trust. Ownership of Interests shall not entitle the Interestholder to any title in or to the whole or any part of the Trust Property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Interests constitute the Interestholders partners (other than for tax purposes as set forth in Article VI, Section 1).

Each Interestholder of the Trust and of each Series or class shall not be personally liable for debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or by or on behalf of any such Series or class. The Trustees shall have no power to bind any Interestholder personally or to call upon any Interestholder for the payment of any sum of money or assessment whatsoever other than such as the Interestholder may at any time personally agree to pay by way of subscription for any Interests or otherwise. Notes, bonds, contracts or other undertakings issued by or on behalf of the Trust or the Trustees relating to the Trust or to a Series or class may include a recitation limiting the obligation represented thereby to the Trust or to one or more Series or classes and its or their assets (but the omission of such a recitation shall not operate to bind any Interestholder or Trustee of the Trust). Interestholders shall have the same limitation of personal liability as is extended to shareholders of a private corporation for profit incorporated in the State of Delaware. Written obligations of the Trust or any Series or class may contain a statement to the effect that such obligation may only be enforced against the assets of the appropriate Series or all Series or classes; however, the omission of such statement shall not operate to bind or create personal liability for any Interestholder or Trustee.

Section 7. Limitation on Interestholders. Notwithstanding any other provision of this Declaration of Trust, no Series shall at any time have more than 100 Interestholders. No Interestholder in any Series shall be an entity that is for federal income tax purposes a partnership, grantor trust or S corporation (a “Flow-Through Entity”) if substantially all of the value of any interest in such Flow-Through Entity is attributable to its Interest in the Series and the Flow-Through Entity is used for a principal purpose of permitting the Series to satisfy the 100 Interestholder limitation set forth in the first sentence of this Article III, Section 7.

ARTICLE IV

Trustees

Section 1 Election; Term, etc.

(a) A Trustee may be elected either by the Trustees or the Interestholders.

(b) The number of Trustees shall be fixed from time to time by the Trustees and shall be not less than three.

(c) The Trustees shall hold office during the lifetime of this Trust, and until its termination as herein provided, except that: (i) any Trustee may resign his or her trust by written instrument signed by him or her and delivered to the Trust, which shall take effect upon such delivery or upon such later date as is specified therein; (ii) any Trustee may be removed at any time by vote of at least two-thirds of the number of Trustees prior to such removal, specifying the date when such removal shall become effective; (iii) any Trustee who requests in writing to be retired or who has died, becomes physically or mentally incapacitated by reason of disease or otherwise, or is otherwise unable to serve, may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his or her retirement; and (iv) a Trustee may be removed at any meeting of the Interestholders of the Trust by vote of two-thirds of the outstanding Interests entitled to vote thereon.

(d) The following events shall create a vacancy: (i) the declination to serve, death, resignation, retirement, removal or physical or mental incapacity of a Trustee, (ii) a Trustee’s inability to serve for any other reason or (iii) an increase in the number of Trustees. Whenever a vacancy in the Board of Trustees occurs, until such vacancy is filled, the other Trustees shall have all the powers hereunder. In the case of an existing vacancy, the remaining Trustees may fill such vacancy by appointing such other person as they in their discretion shall see fit consistent with the limitations under the 1940 Act. Such appointment shall be evidenced by a written instrument signed by a majority of the Trustees in office or by resolution of the Trustees, duly adopted, which shall be recorded in the minutes of a meeting of the Trustees, whereupon the appointment shall take effect.

An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees. As soon as any Trustee appointed pursuant to this Section shall have accepted this trust, or at such date as may be specified in the acceptance whenever made, the trust estate shall vest in the new Trustee or Trustees, together with the continuing Trustees, without any further act or conveyance, and the newly appointed Trustee shall be deemed a Trustee hereunder. The power to appoint a Trustee pursuant to this Section is subject to the provisions of Section 16(a) of the 1940 Act.

(e) No Trustee is empowered to delegate any duty required to be performed solely by a Trustee under the 1940 Act.

Section 2 Powers. The Trustees shall have all powers necessary or desirable to carry out the purposes of the Trust, including, without limitation, the powers referred to in Article II hereof. Without limiting the generality of the foregoing, the Trustees may adopt By-Laws not inconsistent with this Declaration of Trust providing for the conduct of the business of the Trust and may amend and repeal them to the extent that they do not reserve that right to the Interestholders; they may elect and remove such officers and employ, appoint and terminate such employees or agents as they consider appropriate; they may appoint from their own number and terminate any one or more committees; they may employ one or more custodians of the assets of the Trust and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities; they may employ a transfer agent and an Interestholder servicing agent, or both, provide for the distribution of Interests through a principal placement agent or otherwise, set record dates, and in general delegate such authority as they consider desirable (including, without limitation, the authority to purchase and sell securities and to invest funds, to determine the net income of the Trust for any period, the value of the total assets of the Trust and the net asset value of each Interest, and to execute such deeds, agreements or other instruments either in the name of the Trust or the names of the Trustees or as their attorney or attorneys or otherwise as the Trustees from time to time may deem expedient) to any officer of the Trust, committee of the Trustees, any such employee, agent, custodian or placement agent or to any Manager.

Without limiting the generality of the foregoing, the Trustees shall have full power and authority:

(a) To invest and reinvest cash and to hold cash uninvested;

(b) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

(c) To hold any security or property in a form not indicating any trust whether in bearer, unregistered or other negotiable form or in the name of the Trust or custodian, subcustodian or other depository or a nominee or nominees or otherwise;

(d) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or concern, any security of which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or concern, and to pay calls or subscriptions with respect to any security held in the Trust;

(e) To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

(f) To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including, but not limited to, claims for or relating to taxes;

(g) Subject to the provisions of Article III, Section 1 and applicable provisions of Delaware law, to establish separate and distinct Series with separately defined investment objectives and policies and separately defined investment purposes and to establish classes of such Series having relative rights, powers and duties as the Trustees may provide consistent with applicable law; to allocate assets, liabilities, income and expenses of the Trust to a particular Series of Interests or to apportion the same among two or more Series, provided that any liabilities or expenses incurred by a particular Series of Interests shall be payable solely out of the assets of that Series; and to the extent necessary or appropriate to give effect to the preferences and special or relative rights and privileges of any classes of Interests, to allocate assets, liabilities, income and expenses of a Series to a particular class of Interests of that Series or to apportion the same among two or more classes of Interests of that Series;

(h) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

(i) To incur and pay out of the principal or income of the Trust such expenses and liabilities as may be deemed by the Trustees to be necessary or proper for the purposes of the Trust;

(j) To purchase and pay for entirely out of Trust Property such insurance as they may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Interestholders, Trustees, officers, employees, agents, investment advisers or Managers, principal underwriters, or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Interestholder, Trustee, officer, employee, agent, investment adviser or Manager, principal underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against such liability;

(k) To pay pensions for faithful service, as deemed appropriate by the Trustees, and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

(l) To establish a registered office and have a registered agent in the State of Delaware;

(m) To interpret the investment policies, practices or limitations of any Series;

(n) Subject to Article X, Section 8 hereof, to reorganize the Trust; and

(o) Subject to Article X, Section 9 hereof, to sell all or substantially all of the assets of the Trust or any Series.

Any determination made in good faith and, so far as accounting matters are involved, in accordance with generally accepted accounting principles by or pursuant to the authority granted by the Trustees, as to the amount of the assets, debts, obligations or liabilities of the Trust, its Interestholders or a particular Series or class of Interests; the amount of any reserves or charges set up and the propriety thereof; the time of or purpose for creating such reserves or charges; the use, alteration or cancellation of any reserves or charges (whether or not any debt, obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged); the price or closing bid or asked price of any investment owned or held by the Trust or a particular Series; the market value or fair value of any investment or any other asset of the Trust or a particular Series; the Interests outstanding; the estimated expense to the Trust or a particular Series in connection with purchases of its Interests; the ability to liquidate investments in an orderly fashion; and the extent to which it is practicable to make an in-kind distribution of assets of the Trust or a particular Series in payment for any such Interests, or as to any other matters relating to the issue, sale, purchase and/or other acquisition or disposition of investments or Interests of the Trust or a particular Series, shall be final and conclusive, and shall be binding upon the Trust or such Series and its Interestholders, past, present and future, and Interests are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.

Section 3 Investment Advice and Management Services; Broker-Dealer Services. The Trustees shall not in any way be bound or limited by any present or future law or custom in regard to investment by trustees. The Trustees from time to time shall have all powers necessary or desirable to enter into a written contract or contracts with any person or persons (herein called the “Manager”), including any firm, corporation, trust or association in which any Trustee or Interestholder may be interested, to act as investment advisers and/or managers of the Trust and to provide such investment advice and/or management as the Trustees from time to time may consider necessary for the proper management of the assets of the Trust, including, without limitation, authority to determine from time to time what investments shall be purchased, held, sold or exchanged, to determine what portion, if any, of the assets of the Trust shall be held uninvested, to invest in obligations regardless of whether their maturity is before the possible termination of the Trust and to make changes in the Trust’s investments. Any such contract shall be subject to the requirement of the 1940 Act with respect to its continuance in effect, its termination and the method of authorization and approval of such contract, or any amendment thereto or renewal or assignment thereof.

Any Trustee or any organization with which any Trustee may be associated also may act as broker for the Trust in making purchases and sales of securities for or to the Trust for its investment portfolio and the Trust may make payments for such services, to the extent permitted by the 1940 Act.

The Manager, or any affiliate thereof, also may be a distributor or placement agent for the sale of Interests by separate contract or may be a person controlled by or affiliated with any Trustee or any distributor or placement agent or a person in which any Trustee or any distributor or placement agent is interested financially, subject only to applicable provisions of law. Nothing herein contained shall operate to prevent any Manager, who also acts as such a distributor or placement agent, from also receiving compensation for services rendered as such distributor or placement agent in accordance with applicable provisions of law.

Except to the extent prohibited by applicable law, the Trustees may, on behalf of the Trust, buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any investment adviser, distributor, placement agent or transfer agent for the Trust or with any Interested Person of such person; and the Trust may employ any such person, or firm or company in which such person is an Interested Person (as defined in the 1940 Act), as broker, legal counsel, registrar, investment adviser, distributor, placement agent, transfer agent, dividend disbursing agent, custodian or in any other capacity upon customary terms.

Section 4 Meetings. At any meeting of the Trustees, a majority of the Trustees then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

When a quorum is present at any meeting, a majority of the Trustees present may take any action, except when a larger vote is required by this Declaration of Trust, the By-Laws, the 1940 Act, or other applicable law or resolution of the Trustees.

Meetings of the Trustees shall be held in person to the extent required by the 1940 Act. Subject to the preceding sentence, any action required or permitted to be taken at any meeting of the Trustees or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by a majority of the Trustees or members of any such committee then in office, as the case may be, (or such larger vote as may be required by law, this Declaration of Trust or the By-Laws) and such written consent is filed with the minutes of proceedings of the Trustees or any such committee.

Any Trustee may participate in a meeting of the Trustees or any committee designated by the Trustees by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 5 Ownership of Assets of the Trust. The assets of the Trust and of each Series shall be held separate and apart from any assets now or hereafter held in any capacity (other than as Trustee hereunder) by the Trustees or any successor Trustees. Title to all of the assets of each Series of Interests of the Trust at all times shall be vested in the Trust as a separate legal entity under the Delaware Act. No Interestholder shall be deemed to have a severable ownership in any individual asset of the Trust or of any Series or any right of partition or possession thereof, but each Interestholder shall have, except as otherwise provided for herein, a proportionate undivided beneficial interest in the Trust or Series. The Interests shall be personal property giving only the rights specifically set forth in this Trust Instrument. Subject to the foregoing provisions of this section, the Trust, or at the determination of the Trustees one or more of the Trustees or a nominee acting for and on behalf of the Trust, shall be deemed to hold legal title and beneficial ownership of any income earned on securities of the Trust issued by any business entities formed, organized, or existing under the laws of any jurisdiction, including the laws of any foreign country.

Section 6 Additional Provisions. The By-Laws may include further provisions for Trustees’ votes and meetings and related matters not inconsistent with the provisions hereof.

Section 7 Chairperson. The Trustees may, but need not (unless required by applicable law or regulation), appoint from among their number a Chairperson, who shall be an officer of the Board, but not an officer of the Trust. When present, the Chairperson shall preside at the meetings of the Interestholders and of the Trustees, and shall have such other responsibilities as prescribed by applicable law or regulation. The Chairperson, as well as any two other Trustees, may call meetings of the Trustees. The Board may, but need not, from time to time prescribe to the Chairperson such other responsibilities in furthering the Board’s functions. The Chairperson’s role and responsibilities shall be non-executive and non-operational in nature. It shall be understood that each Trustee, including the Chairperson, shall have equal responsibility to act in good faith, in a manner which he or she reasonably believes to be in the best interest of the Trust.

ARTICLE V

Interestholders’ Voting Powers and Meetings

Section 1 Voting Powers. The Interestholders shall have power to vote only (i) for the election of Trustees as provided in Article IV, Section 1, of this Declaration of Trust; provided, however, that no meeting of Interestholders is required to be called for the purpose of electing Trustees unless and until such time as less than a majority of the Trustees have been elected by the Interestholders, (ii) for the removal of Trustees as provided in Article IV, Section 1, (iii) with respect to any Manager as provided in Article IV, Section 3, (iv) with respect to any amendment of this Declaration of Trust as provided in Article X, Section 7, (v) with respect to the termination of the Trust or a Series of Interests as provided in Article X, Section 4, and (vi) with respect to such additional matters relating to the Trust as may be required by law, by this Declaration of Trust or the By-Laws, or as the Trustees may consider necessary or desirable.

Section 2 Voting by Series or Class. As to any matter on which an Interestholder is entitled to vote, the Interestholder shall be entitled to a vote in proportion to its Interest relative to total outstanding Interests in the Trust or the affected Series or class, as the case may be (for the avoidance of doubt, in the election of Trustees said vote may be cast for as many persons as there are Trustees to be elected). There shall be no cumulative voting in the election of Trustees. Notwithstanding any other provision of this Declaration of Trust, on any matter submitted to a vote of Interestholders, all Interests of the Trust then entitled to vote shall be tallied in the aggregate as a single class without regard to Series or classes of Interests, except (i) when required by the 1940 Act or when the Trustees shall have determined that the matter affects one or more Series or classes differently, Interests shall be voted by individual Series or class and (ii) when the Trustees have determined that the matter affects only the Interests of one or more Series or classes then only Interestholders of such Series or classes shall be entitled to vote thereon.

Section 3 Proxies. Interests may be voted in person or by proxy. A proxy with respect to Interests held in the name of two or more persons shall be valid if executed by any one of them, unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Interestholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Whenever no Interests of any Series or class are issued and outstanding, the Trustees may exercise with respect to such Series or class all rights of Interestholders and may take any action required by law, this Declaration of Trust or any By-Laws of the Trust to be taken by Interestholders.

Section 4 Meetings. No annual or regular meeting of Interestholders is required. Meetings of the Interestholders may be called by the Trustees or such other person or persons as may be specified in the By-Laws and shall be called by the Trustees upon the written request of Interestholders owning at least 10% of the outstanding Interests entitled to vote. Interestholders shall be entitled to at least ten days’ prior notice of any meeting.

Section 5 Quorum and Required Vote. Thirty percent (30%) of the outstanding Interests shall be a quorum for the transaction of business at an Interestholders’ meeting, except that where any provision of law or of this Declaration of Trust permits or requires that holders of any Series or class shall vote as a Series or class, then thirty percent (30%) of the aggregate number of Interests of that Series or class entitled to vote shall be necessary to constitute a quorum for the transaction of business by that Series or class. Any lesser number, however, shall be sufficient for adjournment and any adjourned session or sessions may be held within 90 days after the date set for the original meeting without the necessity of further notice. Except when a larger vote is required by any provision of this Declaration of Trust or the By-Laws of the Trust or by resolution of the Trustees and subject to any applicable requirements of law, a majority of the Interests voted shall decide any question, provided that where any provision of law or of this Declaration of Trust permits or requires that the holders of any Series or class shall vote as a Series or class, then a majority (or such larger required vote) of the Interests of that Series or class voted on the matter shall decide that matter insofar as that Series or class is concerned.

Section 6 Action by Written Consent. Subject to the provisions of applicable law, any action required or permitted to be taken at any meeting may be taken without a meeting if a consent in writing, setting forth such action, is signed by holders of a majority of interests (or such larger percentage as may be required to take such action) entitled to vote on the subject matter thereof (or such larger proportion thereof as shall be required by any express provision of this Declaration of Trust) and such consent is filed with the records of the Trust.

Section 7 Additional Provisions. The By-Laws may include further provisions for Interestholders’ votes and meetings and related matters not inconsistent with the provisions hereof.

ARTICLE VI

Allocations

Section 1 Tax Classification. It is intended that each Series with two or more Interestholders shall be treated as a partnership for federal tax purposes. Neither the Trustees nor any Interestholder shall take, or cause or permit to be taken, any action that would result in any such Series failing to qualify as a partnership for federal tax purposes. It is intended that each Series with only one Interestholder shall be treated as a disregarded entity for federal tax purposes.

Section 2 Capital Accounts. A Book Capital Account shall be maintained with respect to each Interestholder of each Series in accordance with the following provisions:

(a) An Interestholder’s Book Capital Account shall be increased by the amount of cash and the Gross Asset Value of any property contributed by such Interestholder to the Series; the distributive share of the Series’ Net Profit allocated to such Interestholder; any items of income or gain that are specially allocated to such Interestholder pursuant to Article VI, Section 4; and the amount of any liabilities of the Series that are assumed by such Interestholder or that are secured by any property distributed to such Interestholder. An Interestholder’s Book Capital Account shall be reduced by the amount of money and the Gross Asset Value of any property distributed by the Series to such Interestholder; the distributive share of the Series’ Net Loss that is allocated to such Interestholder; any items of loss or deduction that are specially allocated to such Interestholder pursuant to Article VI, Section 4; and the amount of any liabilities of the Interestholder that are assumed by the Series or that are secured by any property contributed by such Interestholder to the Trust.

(b) The Book Capital Account Balances of Interestholders of each Series shall be determined each Business Day at such time or times as the Trustees may determine. The power and duty to make the calculations necessary to determine the Book Capital Account balances of Interestholders may be delegated to a custodian, fund accountant, or such other persons as the Trustees may determine.

(c) Notwithstanding any other provision of this Declaration, the Book Capital Accounts of the Interestholders shall at all times be determined and maintained in compliance with section 1.704-1(b)(2)(iv) of the Regulations, including, without limitation, Regulations sections 1.704-1(b)(2)(iv)(f) and (g).

Section 3 Allocation of Net Profit and Net Loss. Net Profit and Net Loss of each Series shall be determined and allocated as of the Valuation Time on each Business Day to Interestholders of that Series in proportion to their respective Percentage Interests in such Series. In the event that a Series has multiple Classes with varying economic rights (including with respect to expense sharing), the Trustees may specially allocate Net Profit or Net Loss (or items thereof) among such Classes in a manner determined by the Trustees in their discretion to be sufficient to reflect such relative economic rights.

Section 4 Special Allocations. Notwithstanding the foregoing, the following shall apply:

(a) To the extent any item of loss or deduction otherwise allocable to an Interestholder hereunder would cause such Interestholder (hereinafter, a “Restricted Holder”) to have an Adjusted Book Capital Account Deficit with respect to its Book Capital Account as of the end of the fiscal year to which such loss or deduction relates, such losses and deduction shall not be allocated to such Restricted Holder and instead shall be allocated to the other Interestholders in the same Series as the Restricted Holder pro rata in accordance with their respective interests in such Series.

(b) In the event any Interestholder unexpectedly receives any adjustments, allocations or distributions described in Regulations section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), and such Interestholder has an Adjusted Book Capital Account Deficit, items of income and gain shall be specially allocated to such Interestholder in an amount and manner sufficient to eliminate the Adjusted Book Capital Account Deficit as quickly as possible. This clause is intended to constitute a “qualified income offset” under Treasury Regulations section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(c) To the extent that Regulations section 1.704-1(b)(2)(iv)(m) requires that Book Capital Accounts be adjusted with respect to an adjustment to the basis of a Series’ property pursuant to a Code section 754 election, such adjustment shall be treated as an item of income, gain or loss and allocated to the Interestholders as appropriate.

(d) To the extent necessary to avoid any economic distortions which may result from application of the Regulatory Allocations, future items of income, gain, loss, expense and deduction shall be allocated as appropriate in the reasonable discretion of the Trustees in order to remedy any economic distortions that the Regulatory Allocations might otherwise cause. For purposes hereof, “Regulatory Allocations” shall mean the allocations provided under subsections (i) and (ii) of this Article VI, Section 4.

Section 5 Federal Tax Allocations. Items of income, gain, loss, deduction, and credit that are recognized by a Series for any period for federal income tax purposes shall be allocated, solely for federal income tax purposes, to and among the Interestholders of such Series in such manner, as reflects equitably amounts credited or debited to each such Interestholder’s Book Capital Account in such Series for such period. Allocations pursuant to this Article VI, Section 5 shall be made in accordance with the principles of Section 704(b) and 704(c) of the Code and in conformity with the Regulations promulgated thereunder (including, without limitation, Regulations sections 1.704-1(b)(2)(iv), 1.704-1(b)(4)(i), and 1.704-3).

Section 6 State Tax Allocations. Items of income, gain, loss, deduction, and credit of a Series for any period shall be allocated for state and local tax purposes to and among the Interestholders of such Series in a manner consistent with the allocation of such items to such Interestholders for federal income tax purposes under Section 5 of this Article VI.

Section 7 Power to Modify the Foregoing Procedures. Notwithstanding any other provision of this Article, the Trustees may prescribe, in their absolute discretion, such other bases and times for determining, for financial reporting and/or tax accounting purposes, (a) Net Profit, Net Loss, taxable income, tax loss, and/or net assets of any Series (or, where appropriate in the Trustee’s judgment, the Trust as a whole), and/or (b) the allocations of the Net Profit or Net Loss and taxable income or tax loss so determined among, or the payment of distributions to, the Interestholders of any Series as they deem necessary or desirable to enable the Trust or any Series to comply with any provision of the 1940 Act, the Code, or any rule or regulation thereunder, or any order of exemption issued by the Commission, all as in effect now or hereafter amended or modified.

ARTICLE VII

Distributions and Redemptions

Section 1 Distributions. The Trustees shall distribute periodically to the Interestholders of each Series of Interests an amount approximately equal to the net income of that Series, determined by the Trustees or as they may authorize and as herein provided. Distributions of income may be made in one or more payments, which shall be in Interests, cash or otherwise, and on a date or dates and as of a record date or dates determined by the Trustees. At any time and from time to time in their discretion, the Trustees also may cause to be distributed to the Interestholders of any one or more Series as of a record date or dates determined by the Trustees, in Interests, cash or otherwise, all or part of any gains realized on the sale or disposition of the assets of the Series or all or part of any other principal of the Trust attributable to the Series. Each distribution pursuant to this Section 1 shall be made ratably according to the relative Interests of the Series held by the several Interestholders on the record date for such distribution, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any classes of Interests of that Series, and any distribution to the Interestholders of a particular class of Interests shall be made to such Interestholders pro rata in proportion to the relative Interests of such class held by each of them. No distribution need be made on Interests purchased pursuant to orders received, or for which payment is made, after such time or times as the Trustees may determine.

Section 2 Determination of Net Income. In determining the net income of each Series or class of Interests for any period, there shall be deducted from income for that period (a) such portion of all charges, taxes, expenses and liabilities due or accrued as the Trustees shall consider properly chargeable and fairly applicable to income for that period or any earlier period and (b) whatever reasonable reserves the Trustees shall consider advisable for possible future charges, taxes, expenses and liabilities which the Trustees shall consider properly chargeable and fairly applicable to income for that period or any earlier period. The net income of each Series or class for any period may be adjusted for amounts included on account of net income in the net asset value of Interests issued or redeemed or repurchased during that period. In determining the net income of a Series or class for a period ending on a date other than the end of its fiscal year, income may be estimated as the Trustees shall deem fair. Gains on the sale or disposition of assets shall not be treated as income, and losses shall not be charged against income unless appropriate under applicable accounting principles, except in the exercise of the discretionary powers of the Trustees. Any amount contributed to the Trust which is received as income pursuant to a decree of any court of competent jurisdiction shall be applied as required by the said decree.

Section 3 Redemptions. Any Interestholder shall be entitled to require the Trust to redeem and the Trust shall be obligated to redeem at the option of such Interestholder all or any part of the Interests owned by said Interestholder, at the redemption price pursuant to the method, upon the terms and subject to the 1940 Act (including without limitation provisions permitting the suspension of redemptions in certain circumstances), the Registration Statement and the conditions hereinafter set forth:

(a) The redemption price per Interest shall be the net asset value per Interest when next determined by the Trust at such time or times as the Trustees shall designate, following an appropriate request for redemption, (and the presentation of certificates for Interests, if issued in proper form for redemption), or such other time as the Trustees may designate in accordance with any provision of the 1940 Act, or any rule or regulation made or adopted by any securities association registered under the Securities Exchange Act of 1934, as determined by the Trustees, less any applicable redemption charge or fee imposed from time to time as determined by the Trustees.

(b) Payment of the redemption price shall be made on or before the seventh day following the day on which the Interests are properly presented for redemption hereunder, except that delivery of any securities included in any such payment shall be made as promptly as any necessary transfers on the books of the issuers whose securities are to be delivered may be made and, except as postponement of the date of payment may be permissible under the 1940 Act. If certificates representing such Interests have been issued, the redemption or repurchase price need not be paid by the Trust until such certificates are presented in proper form for transfer to the Trust or the agent of the Trust appointed for such purpose; however, the redemption or repurchase shall be effective, in accordance with the resolution of the Trustees, regardless of whether or not such presentation has been made.

(c) Net asset value of each Interest (for the purpose of issuance of Interests as well as redemptions thereof) shall be determined according to the method specified in the Trust’s then current Registration Statement. The Trustees are empowered, in their absolute discretion and as special circumstances may require, to modify the methods for determining such net asset value whenever such modified methods are deemed by them to be necessary to enable the Trust to comply with applicable law, or are deemed by them to be desirable, provided they are not inconsistent with any provision of the 1940 Act.

(d) Payment of the redemption price by the Trust may be made either in cash or in securities or other assets at the time owned by the Trust or partly in cash and partly in securities or other assets at the time owned by the Trust. The value of any part of such payment to be made in securities or other assets of the Trust shall be the value employed in determining the redemption price.

(e) The right of any holder of Interests redeemed by the Trust as provided in this Article VII to receive dividends or distributions thereon and all other rights of such Interestholder with respect to such Interests shall terminate at the time as of which the redemption price of such Interests is determined, except the right of such Interestholder to receive (i) the redemption price of such Interests from the Trust in accordance with the provisions hereof, and (ii) any dividend or distribution to which such Interestholder previously had become entitled as the record holder of such Interests on the record date for such dividend or distribution.

(f) Subject to applicable law, the Trust, either directly or through an agent, may repurchase its Interests, upon such terms and conditions and for such consideration as the Trustees shall deem advisable, by agreement with the owner at a price not exceeding the net asset value per Interest as determined by or pursuant to the order of the Trustees at such time or times as the Trustees shall designate, less any applicable charge, if and as fixed by the Trustees from time to time, and to take all other steps deemed necessary or advisable in connection therewith.

(g) Interests purchased or redeemed by the Trust shall be cancelled or held by the Trust for reissue, as the Trustees from time to time may determine.

(h) The obligations set forth in this Article VII may be suspended or postponed, (1) for any period (i) during which the New York Stock Exchange is closed other than for customary weekend and holiday closings, or (ii) during which trading on the New York Stock Exchange is restricted, (2) for any period during which an emergency exists as a result of which (i) the disposal by the Trust of investments owned by it is not reasonably practicable, or (ii) it is not reasonably practicable for the Trust fairly to determine the value of its net assets, or (3) for such other periods as the Commission or any successor governmental authority by order may permit.

Section 4 Redemptions at the Option of the Trust. The Trust shall, subject to applicable law, have the right at its option and at any time to redeem Interests of any Interestholder at the net asset value thereof as determined in accordance with Section 3 of Article VII of this Declaration of Trust (i) if at such time such Interestholder owns fewer Interests than, or Interests having an aggregate net asset value of less than, an amount determined from time to time by the Trustees; or (ii) to the extent that such Interestholder owns Interests of a particular Series or class, of Interests equal to or in excess of a percentage of the outstanding Interests of that Series or class, or a percentage of the aggregate net asset value of that Series or class, determined from time to time by the Trustees; or (iii) to the extent that such Interestholder owns Interests of the Trust equal to or in excess of a percentage of the aggregate outstanding Interests of the Trust, or a percentage of the aggregate net asset value of the Trust, as determined from time to time by the Trustees.

Section 5 Dividends, Distributions, Redemptions and Repurchases by Series. No dividend or distribution (including without limitation, any distribution paid upon termination of the Trust or of any Series) with respect to, nor any redemption or repurchase of, the Interests of any Series shall be effected by the Trust other than from the assets of such Series.

Section 6 Tax Withholding. All amounts withheld or required to be withheld pursuant to the Code or any provision of state, local or foreign tax law with respect to any payment, distribution or allocation to any Series or Interestholder and treated by the Code or any such tax law as amounts payable by or in respect of any Interestholder shall be treated as amounts distributed to the Interestholder with respect to which such amounts were withheld for all purposes of this Declaration of Trust. The Trust is authorized to withhold from payments and distributions, or with respect to allocations to the Interestholders, and to pay over to any federal, state and local government or any foreign government, any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state or local law or any foreign law.

ARTICLE VIII

Compensation of Trustees and

Limitation of Liability of Trustees and Officers

Section 1 Compensation. The Trustees shall be entitled to reasonable compensation from the Trust and may fix the amount of their compensation.

Section 2 Limitation of Liability. Neither a Trustee nor any officer of the Trust, when acting in such capacity, shall be personally liable to any person other than the Trust or an Interestholder for any act, omission or obligation of the Trust, any Trustee or any officer of the Trust. The Trustees shall not be responsible or liable to the Trust or an Interestholder or any other person in any event for any neglect or wrongdoing of any officer, agent, employee or Manager of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee. Notwithstanding the foregoing, nothing herein contained or in the Delaware Act shall protect any Trustee or officer against any liability to the Trust or an Interestholder to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

Every note, bond, contract, instrument, certificate, share, or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust, shall be deemed conclusively to have been executed or done only in their or his or her capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.

ARTICLE IX

Indemnification

Section 1 Indemnification.

(a) Subject to the exceptions and limitations contained in paragraph (b) below:

(i) every Person who is, or has been, a Trustee or officer of the Trust (including any individual who serves at its request as director, officer, partner, trustee or the like of another organization in which it has any interest as a shareholder, creditor or otherwise) (hereinafter referred to as a “Covered Person”) shall be indemnified by the Trust, or by one or more Series thereof if the claim arises from his or her conduct with respect to only such Series (unless the Series was terminated prior to any such liability or claim being known to the Trustees, in which case such obligations, to the extent not satisfied out of the assets of a Series, the obligation shall be an obligation of the Trust), to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by such Covered Person in connection with any claim, action, suit, or proceeding in which such Covered Person becomes involved as a party or otherwise or is threatened to be involved as a party or otherwise by virtue of being or having been a Trustee or officer and against amounts paid or incurred by such Covered Person in the settlement thereof; and

(ii) the words “claim,” “action,” “suit,” or “proceeding” shall apply to all claims, actions, suits, or proceedings (civil, criminal, regulatory or other, including investigations and appeals), actual or threatened, while in office or thereafter, and the words “liability” and “expenses” shall include, without limitation, attorney’s fees, costs, judgments, amounts paid in settlement, fines, penalties, and other liabilities.

(b) No indemnification shall be provided hereunder to a Covered Person:

(i) who shall have been adjudicated by a court or body before which the proceeding was brought (A) to be liable to the Trust or its Interestholders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the Covered Person’s office or (B) not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Trust; or

(ii) in the event of a settlement or other disposition not involving a final adjudication as provided in paragraph (b)(i) resulting in a payment by a Covered Person, unless there has been a determination that such Trustee or officer did not engage in willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office:

(A) by the court or other body approving the settlement or other disposition;

(B) by at least a majority of those Trustees who neither are Interested Persons of the Trust nor are parties to the matter based upon a review of readily-available facts (as opposed to a full trial-type inquiry); or

(C) by written opinion of independent legal counsel based upon a review of readily-available facts (as opposed to a full trial-type inquiry).

(c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of the heirs, executors, and administrators of such a Covered Person. Nothing contained herein shall affect any rights to indemnification to which Trust personnel, other than Covered Persons, and other persons may be entitled by contract or otherwise under law.

(d) To the maximum extent permitted by applicable law, expenses in connection with the preparation and presentation of a defense to any claim, action, suit, or proceeding of the character described in paragraph (a) of this Article IX, Section 1 may be paid by the Trust or Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be repaid by such Covered Person to the Trust or Series if it ultimately is determined that he or she is not entitled to indemnification under this Article IX, Section 1; provided, however, that either (i) such Covered Person shall have provided a surety bond or some other appropriate security for such undertaking; (ii) the Trust or Series thereof is insured against losses arising out of any such advance payments, or (iii) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily-available facts (as opposed to a trial-type inquiry or full investigation), that there is a reason to believe that such Covered Person will be entitled to indemnification under this Article IX, Section 1. In connection with any determination pursuant to clause (iii) of the preceding sentence, any Trustee who is not an Interested Person of the Trust shall be entitled to a rebuttable presumption that he or she has not engaged in willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

(e) Any repeal or modification of this Article IX, Section 1, or adoption or modification of any other provision of this Declaration or the By-Laws inconsistent with this Section, shall be prospective only, to the extent that such repeal, or modification adoption would, if applied retrospectively, adversely affect any limitation on the liability of any Covered Person or indemnification available to any Covered Person with respect to any act or omission which occurred prior to such repeal, adoption or modification.

Section 2 Merged Persons. For the purposes of this Article IX references to the “Trust” include any constituent person (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, trustees, officers, employees or agents as well as the resulting or surviving person; so that any person who is or was a director, trustee, officer, employee or agent of such a constituent person or is or was serving at the request of such a constituent person as a trustee, director, officer, employee or agent of another person shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving person as he or she would have with respect to such a constituent person if its separate existence had continued.

Section 3 Interestholders. In case any Interestholder or former Interestholder shall be held to be personally liable solely by reason of his being or having been an Interestholder and not because of his acts or omissions or for some other reason, the Interestholder or former Interestholder (or his heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of the particular Series of Interests of which he or she is or was an Interestholder to be held harmless from and indemnified against all losses and expenses arising from such liability. Upon request, the Trust shall cause its counsel to assume the defense of any claim which, if successful, would result in an obligation of the Trust to indemnify the Interestholder as aforesaid.

ARTICLE X

Other General Provisions

Section 1 Good Faith Action, Expert Advice, No Bond or Surety. The exercise by the Trustees of their powers and discretion hereunder under the circumstances then prevailing, shall be binding upon everyone interested. Subject to Article VIII, Section 2 hereof, a Trustee or officer shall be liable for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees or officers may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust and any other matters related to the Trust, and subject to the provisions of Section 2 of Article VIII shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

Section 2 Liability of Third Persons Dealing with Trustees. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees pursuant hereto or to see to the application of any payments made or property transferred to the Trust or upon its order.

Section 3 Trustees, Officers, etc. Not Personally Liable; Notice. All persons extending credit to, contracting with or having any claim against the Trust or a particular Series of Interests shall look only to the assets of the Trust or the assets and the Interestholders of that particular Series of Interests for payment under such credit, contract or claim; and neither the Trustees nor any of the Trust’s officers, employees or agents, whether past, present or future, shall be personally liable therefor.

Section 4 Termination of Trust. Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by vote of Interestholders holding at least a majority of the Interests of each Series entitled to vote or by the Trustees by written notice to the Interestholders. Any Series of Interests may be terminated at any time by vote of Interestholders holding at least a majority of the Interests of such Series entitled to vote or by the Trustees by written notice to the Interestholders of such Series.

Upon termination of the Trust or of any one or more Series of Interests, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated as may be determined by the Trustees, the Trust shall reduce, in accordance with such procedures as the Trustees consider appropriate, the remaining assets to distributable form in cash or shares or other securities, or any combination thereof, and distribute the proceeds to the Interestholders of the Series involved, ratably according to the relative Interests of such Series held by the several Interestholders of such Series on the date of termination, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any classes of Interests of that Series, provided that any distribution to the Interestholders of a particular class of Interests shall be made to such Interestholders pro rata in proportion to the relative Interests of such class held by each of them.

Notwithstanding anything herein to the contrary, distributions in liquidation of a Series or of an Interestholder’s Interest therein shall be made to the Interestholders whose Interests are being liquidated in accordance with their positive Book Capital Account balances after all other adjustments to such Book Capital Accounts with respect to the year of liquidation. For purposes of this provision, “liquidation” shall have the meaning ascribed to it in Regulations section 1.704-1(b)(2)(ii)(g). The timing of such liquidating distributions shall comply with Regulations section 1.704-1 or any similar regulation promulgated in the future, or if no such regulation exists, as soon as possible.

Upon termination of the Trust, following completion of winding up of its business, the Trustees shall cause a certificate of cancellation of the Trust’s certificate of trust to be filed in accordance with Section 3810 of the Delaware Act, which certificate of cancellation may be signed by any one Trustee.

Section 5 Filing of Copies, References, Headings. The initial Trustee filed a certificate of Trust of the Trust with the Secretary of State of the State of Delaware in accordance with Section 3810 of the Delaware Act and amendments to such certificate have been filed from time to time. The original or a copy of this instrument and of each amendment hereto and of each Declaration of Trust supplemental hereto shall be kept at the office of the Trust where it may be inspected by any Interestholder. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments or supplemental Declarations of Trust have been made and as to matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such amendment or supplemental Declaration of Trust. In this instrument or in any such amendment or supplemental Declaration of Trust, references to this instrument, and all expressions like “herein,” “hereof,” and “hereunder,” shall be deemed to refer to this instrument as amended or affected by any such amendment or supplemental Declaration of Trust. Headings are placed herein for convenience of reference only and in case of any conflict, the text of this instrument, rather than the headings, shall control. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

Section 6 Applicable Law. This Declaration of Trust shall be governed by and construed in accordance with the laws of the State of Delaware. The trust created hereby shall be a statutory trust created under, and subject to the provisions of, the Delaware Act and may exercise all powers which are ordinarily exercised by such a trust under the Delaware Act; provided, however, that there shall not be applicable to the Trust, the Trustees or this Declaration of Trust (a) the provisions of Section 3540 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts which are inconsistent with the rights, duties, powers, limitations or liabilities of the Trustees set forth or referenced in this Declaration of Trust.

Section 7 Amendments. Except as specifically provided herein, the Trustees may, without Interestholder vote, amend or otherwise supplement this Declaration of Trust by an instrument in writing signed by a majority of the Trustees; provided, however, the Interestholders shall have the right to vote (a) on any amendment which would affect their right to vote granted in Section 1 of Article V hereof, (b) on any amendment to this Section, (c) on any amendment as may be required by the 1940 Act and (d) on any amendment submitted to them by the Trustees. Any amendment required or permitted to be submitted to the Interestholders which, as the Trustees determine, shall affect the Interestholders of one or more Series shall be authorized by vote of the Interestholders of each Series affected and no vote of Interestholders of a Series not affected shall be required.

Section 8 Reorganization. Notwithstanding anything else herein, the Trustees, in order to change the form of organization of the Trust, may, without Interestholder approval to the extent permitted by the 1940 Act, (a) cause the Trust to merge or consolidate with or into or convert into one or more trusts, partnerships, associations or corporations so long as the surviving or resulting entity is an investment company under the 1940 Act, or is a Series thereof, or (b) cause the Trust or any Series thereof to incorporate under the laws of the State of Delaware. Any agreement of merger or consolidation or certificate of merger may be signed by a majority of the Trustees and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, and notwithstanding anything else herein, an agreement of merger or consolidation approved by the Trustees in accordance with this Section may effect any amendment to this Declaration of Trust or effect the adoption of a new declaration of trust of the Trust if it is the surviving or resulting trust in the merger or consolidation.

Section 9 Sale of Assets. Notwithstanding anything else herein, the Trustees, subject to applicable law, may, without Interestholder approval, sell and convey all or substantially all of the assets of the Trust or any Series to one or more trusts, partnerships, associations or corporations so long as the transferee is an investment company under the 1940 Act, or is a Series thereof; any such sale shall be for such consideration as the Trustees, in their absolute discretion, deem adequate and may include the assignment of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Trust or any Series and may include shares of beneficial interest, stock or other ownership interest of the transferee or of a Series thereof.

IN WITNESS WHEREOF, each of the undersigned Trustees has hereunto set his or her hand as of the day and year first above written.

/s/ Mary G. F. Bitterman
Mary G. F. Bitterman

/s/ Lee T. Kranefuss
Lee T. Kranefuss

/s/ Leo Soong
Leo Soong

/s/ A. John Gambs
A. John Gambs

/s/ Wendy Paskin-Jordan
Wendy Paskin-Jordan

MASTER INVESTMENT PORTFOLIO

Second Amended and Restated Agreement and Declaration of Trust

November 17, 2006